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                                                                   EXHIBIT 10.5



                      ACCEPTANCE INSURANCE COMPANIES INC.

                  ============================================

                                  $100,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of June 6, 1997

                  ============================================
                      THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Agent

                                 COMERICA BANK
                          FIRST NATIONAL BANK OF OMAHA
                                      and
                               FIRST BANK, N.A.,
                                  as Co-Agents


                       THE FIRST NATIONAL BANK OF CHICAGO
                                 COMERICA BANK
                          FIRST NATIONAL BANK OF OMAHA
                                FIRST BANK, N.A.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                      and
                             MERCANTILE BANK, N.A.,
                                    as Banks

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                               TABLE OF CONTENTS
ARTICLE                                                                 PAGE


ARTICLE I.     DEFINITIONS..............................................   1
               1.1  Certain Definitions.................................   1
               1.2  Other Definitions; Rules of Construction............  15

ARTICLE II.    THE COMMITMENTS AND THE LOANS............................  16
               2.1  Commitments of the Banks............................  16
               2.2  Termination and Reduction of Commitments............  16
                    (a) Optional Termination or Reduction...............  16
                    (b) Scheduled Commitment Reductions.................  16
                    (c) Mandatory Commitment Reductions.................  17
                    (d) Proportionate Reductions; No Reinstatement......  17
               2.3  Fees................................................  17
                    (a) Commitment Fee..................................  17
                    (b) Closing Fee.....................................  17
                    (c) Agent's Fees....................................  17
               2.4  Disbursement of Loans...............................  18
               2.5  Conditions for First Disbursement...................  19
                    (a) Charter Documents...............................  19
                    (b) By-Laws and Corporate Authorizations............  19
                    (c) Incumbency Certificate..........................  19
                    (d) Notes...........................................  19
                    (e) Security Documents..............................  20
                    (f) Legal Opinion...................................  20
                    (g) Consents, Approvals, Etc........................  20
                    (h) Fees............................................  20
                    (i) Termination of Original Credit Agreement........  20
                    (j) Subrogation and Contribution Agreement..........  20
                    (k) Pledged Subsidiary Good-Standing Certificates...  20
                    (l) Adequacy of Reserves for 1996...................  20
                    (m) Approval of American Agrisurance/AGIC Agreement.  20
                    (n) Other Documents and Matters.....................  21
               2.6  Further Conditions for Disbursement.................  21
               2.7  Subsequent Elections as to Borrowings...............  21
               2.8  Limitation of Requests and Elections................  22
               2.9  Minimum Amounts; Limitation on Number of
                    Borrowings; Etc.....................................  22
               2.10 Security and Collateral.............................  22
ARTICLE III.   PAYMENTS AND PREPAYMENTS OF BORROWINGS...................  23
               3.1 Principal Payments and Prepayments...................  23
               3.2 Interest Payments....................................  23

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ARTICLE
                                                                            PAGE


                   3.3  Payment Method....................................... 24
                   3.4  No Setoff Deduction.................................. 24
                   3.5  Payment on Non-Business Day; Payment Computations.... 25
                   3.6  Additional Costs..................................... 25
                   3.7  Illegality and Impossibility......................... 26
                   3.8  Indemnification...................................... 26

ARTICLE IV.        REPRESENTATIONS AND WARRANTIES............................ 27
                   4.1  Corporate Existence and Power........................ 27
                   4.2  Corporate Authority.................................. 28
                   4.3  Binding Effect....................................... 28
                   4.4  Subsidiaries......................................... 28
                   4.5  Litigation........................................... 28
                   4.6  Financial Condition.................................. 28
                   4.7  Use of Loans......................................... 29
                   4.8  Consents, Etc........................................ 29
                   4.9  Taxes................................................ 29
                   4.10 Title to Properties.................................. 29
                   4.11 ERISA................................................ 30
                   4.12 Disclosure........................................... 30
                   4.13 Environmental Matters................................ 30
                   4.14 Integrated Operation................................. 31
                   4.15 American Agrisurance/AGIC Agreement.................. 31
                   4.16 Material Adverse Change.............................. 31
                   4.17 Material Agreements.................................. 31

ARTICLE V.         COVENANTS................................................. 32
                   5.1 Affirmative Covenants................................. 32
                       (a) Preservation of Corporate Existence, Etc.......... 32
                       (b) Compliance with Laws, Etc......................... 32
                       (c) Maintenance of Properties; Insurance.............. 32
                       (d) Reporting Requirements............................ 33
                       (e) Accounting; Access to Records, Books, Etc......... 35
                       (f) Additional Collateral............................. 35
                       (g) Further Assurances................................ 35
                   5.2 Negative Covenants.................................... 35
                       (a) Augmented Cash Flow Coverage Ratio................ 36
                       (b) Funded Debt to Total Capitalization............... 36
                       (c) Maximum Operating Leverage........................ 36
                       (d) Net Worth......................................... 36
                       (e) Investment, Loans and Advances.................... 36
                       (f) Quality of Reinsurers............................. 36
                       (g) NAIC Ratio Requirements........................... 37



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ARTICLE                                                                    PAGE

                    (h) Merger; Acquisitions; Etc.........................  37
                    (i) Disposition of Assets.............................  37
                    (j) Nature of Business................................  37
                    (k) Stock of Subsidiaries.............................  37
                    (l) Indebtedness......................................  37
                    (m) Liens.............................................  38
                    (n) Contingent Liabilities............................  40
                    (o) Inconsistent Agreements...........................  40
                    (p) Dividends and Other Restricted Payments...........  40
                    (q) Transactions with Affiliates......................  40
                    (r) Payments and Modification of Subordinated Debt....  40
                    (s) Tax Sharing Agreement.............................  41
                    (t) Negative Pledge Prohibition.......................  41

ARTICLE VI.     DEFAULT...................................................  41
                6.1 Events of Default.....................................  41
                    (a) Nonpayment........................................  41
                    (b) Misrepresentation.................................  41
                    (c) Certain Covenants.................................  41
                    (d) Other Defaults....................................  41
                    (e) Cross Default.....................................  41
                    (f) Judgments.........................................  42
                    (g) ERISA.............................................  42
                    (h) Insolvency, Etc...................................  43
                    (i) Security Documents................................  43
                    (j) Key Management....................................  43
                    (k) Regulatory Action.................................  43
                    (l) Maintenance of Catastrophic Reinsurance...........  43
                    (l) Change in Control.................................  44
                    (l) Distribution on Trust Preferred Securities........  44
                6.2 Remedies..............................................  44

  ARTICLE VII.  THE AGENT AND THE BANKS...................................  45
                7.1 Appointment and Authorization.........................  45
                7.2 Agent and Affiliates..................................  45
                7.3 Scope of Agent's Duties...............................  45
                7.4 Reliance by Agent.....................................  45
                7.5 Default...............................................  46
                7.6 Liability of Agent....................................  46
                7.7 Nonreliance on Agent and Other Banks..................  46
                7.8 Indemnification.......................................  46
                7.9 Successor Agent.......................................  47

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ARTICLE                                                                 PAGE

               7.10 Sharing of Payments...................................47
               7.11 The Co-Agents.........................................48

ARTICLE VIII.  MISCELLANEOUS..............................................49
               8.1 Amendments, Etc........................................49
               8.2 Notices................................................49
               8.3 No Waiver By Conduct; Remedies Cumulative..............50
               8.4 Reliance on and Survival of Various Provisions.........50
               8.5 Expenses; Indemnification..............................50
               8.6 Successors and Assigns.................................51
               8.7 Counterparts...........................................54
               8.8 Governing Law..........................................54
               8.9 Table of Contents and Headings.........................54
               8.10 Construction of Certain Provisions....................54
               8.11 Integration and Severability..........................55
               8.12 Independence of Covenants.............................55
               8.13 Interest Rate Limitation..............................55
               8.14 WAIVER OF JURY TRIAL..................................55

EXHIBITS

Exhibit A                  Revolving Credit Note
Exhibit B                  Request for Borrowing
Exhibit C                  Request for Continuation or Conversion of Borrowing
Exhibit D                  Guaranty Agreement
Exhibit E-1, E-2 & E-3     Pledge Agreements
Exhibit F                  Note Pledge Agreement
Exhibit G                  Tax Sharing Agreement
Exhibit H                  Subrogation and Contribution Agreement
Exhibit I                  Investment Policies
Exhibit J                  Assignment and Acceptance

SCHEDULES

Schedule 4.4         Subsidiaries
Schedule 4.5         Litigation
Schedule 5.2(e)      Investments
Schedule 5.2(1)      Indebtedness
Schedule 5.2(m)      Liens

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          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 6, 1997
(this "Agreement"), is by and among ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation (the "Company"), the banks set forth on the signature pages hereof and each bank that otherwise becomes a party hereto pursuant to Section
8.6 (collectively the "Banks" and individually a "Bank"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as agent for the Banks (in such capacity, the "Agent"), and COMERICA BANK, a Michigan banking corporation, FIRST NATIONAL BANK OF OMAHA, a national banking association, and FIRST BANK, N.A., a national banking association, as co-agents (in such capacity, collectively the "Co-Agents" and individually a "Co-Agent").

                                  INTRODUCTION

          The Company, certain Banks (collectively the "Original Banks" and individually an "Original Bank"), NBD Bank, a Michigan banking corporation, as agent (in such capacity, the "Original Agent") for the Original Banks, and the Co-Agents have entered into the Credit Agreement, dated as of July 26, 1995 (as amended or modified from time to time, the "Original Credit Agreement"), pursuant to which the Original Banks provided to the Company (i) a three year revolving credit facility in the principal amount of $75,000,000 and (iii) a 364-day line of credit facility in the principal amount of $15,000,000, in order to provide funds for the Company's general corporate purposes. The Company now desires that such credit facilities be combined into one five-year revolving credit facility in the principal amount of $100,000,000, and in connection therewith the parties hereto desire to amend and restate the Original Credit Agreement on the terms and conditions herein set forth.

          In consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby amend and restate the Original Credit Agreement, and otherwise agree, as follows:

                                   ARTICLE I.
                                  DEFINITIONS

          1.1 Certain Definitions. As used herein and in the Exhibits and Schedules hereto, the following terms shall have the following respective meanings:

          "Adjusted Debt Service" shall mean, as of the last day of any fiscal quarter of the Company, the sum of (a) Interest Expense for the period of four fiscal quarters of the Company then ended, plus (b) Distributions on Trust Preferred Securities for the period of four fiscal quarters of the Company then ended, plus (c) the amount equal to all payments of principal, including, without limitation, all payments in connection with reductions of the Commitments required under Section 2.2, mahlring or payable during the next succeeding four fiscal quarters of the Company on Indebtedness of the Company and its Subsidiaries for borrowed money, including, without limitation, all such Indebtedness under this Agreement and the Notes, determined for the Company and its Subsidiaries on a consolidated basis in accordance with


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



Generally Accepted Accounting Principles, but excluding the payment in connection with the final scheduled reduction of the Commitments on the Maturity Date.

          "Affiliate", when used with respect to any person, shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          "AIC" shall mean Acceptance Insurance Company, a Nebraska corporation.

          "AIH" shall mean Acceptance Insurance Holdings Inc., a Nebraska corporation.

          "American Agrisurance/AGIC Agreement" shall mean that certain Agreement, dated the 1st day of January, 1997, by and between American Agrisurance, Inc. and American Growers Insurance Company, regarding services and fees relative to the crop insurance business, copies of which have been provided to the Banks.

          "APFC" shall mean Acceptance Premium Finance Company, Inc., an Arizona corporation.

          "APFC Debt Guaranty" shall mean the Second Amended and Restated Guaranty Agreement, dated as of January 17, 1997, made by the Company in favor of First Chicago, as agent, relating to certain Indebtedness of APFC, as such guaranty may be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Applicable Commitment Fee Rate" shall mean, for purposes of determining the commitment fee payable in arrears for any calendar quarter (the "Application Quarter"), the "Applicable Commitment Fee Rate" per annum determined in accordance with the chart below based upon the ratio of Funded Debt to Total Capitalization (the "Relevant Ratio") as of the end of the second to last fiscal quarter of the Company that started prior to the Application
Quarter:



          Ratio of Funded
          Debt to Total                                 Applicable
          Capitalization                           Commitment Fee Rate
          --------------                           -------------------
          Equal to or greater
          than 0.30 to 1.00                               0.375%


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          Equal to or greater
          than 0.25 to 1.00
          but less than 0.30
          to 1.00                                       0.32%

          Equal to or greater
          than 0.20 to 1.00
          but less than 0.25
          to 1.00                                       0.25%

          Equal to or greater
          than 0.15 to 1.00
          but less than 0.20
          to 1.00                                       0.175%

          Equal to or greater
          than 0.10 to 1.00
          but less than 0.15
          to 1.00                                       0.15%

          Less than 0.10 to 1.00                        0.125%

Each change in the Applicable Commitment Fee Rate in accordance with this definition shall become effective for each Application Quarter on the first day of each such Application Quarter. Notwithstanding anything in this Agreement to the contrary, and without limiting any of the other rights of the Agent and the Banks under this Agreement, if the Company shall have failed to deliver to the Agent the certificate of the chief financial officer of the Company as required under Section 5.1(d)(ii) or (iii) for any fiscal quarter of the Company prior to the last Business Day of the second calendar quarter immediately following such fiscal quarter, then, until such time as the Company shall have delivered such certificate to the Agent, the "Applicable Commitment Fee Rate" for such second following calendar quarter shall be determined based upon the assumption that the Relevant Ratio as of the end of such preceding fiscal quarter was equal to or greater than 0.30 to 1.00, and upon delivery of such certificate for such preceding fiscal quarter, the Applicable Commitment Fee Rate shall be adjusted (if necessary) in accordance with this definition and the Relevant Ratio, subject to the other rights of the Agent and the Banks under this Agreement.

          "Applicable Margin" shall mean, for purposes of determining the Eurodollar Rate applicable to Eurodollar Rate Loans outstanding during any calendar quarter (the "Application Quarter"), the "Applicable Margin" determined in accordance with the chart below based upon the ratio of Funded Debt to Total Capitalization (the "Relevant Ratio") as of the end of the second to last fiscal quarter of the Company that started prior to the Application Quarter:



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                   Ratio of Funded
                   Debt to Total
                   Capitalization               Applicable Margin
                   ---------------              -----------------

                   Equal to or greater
                   than 0.30 to 1.00                1.25%

                   Equal to or greater
                   than 0.25 to 1.00
                   but less than 0.30
                   to 1.00                          1.00%

                   Equal to or greater
                   than 0.20 to 1.00
                   but less than 0.25
                   to 1.00                          0.875%


                   Equal to or greater
                   than 0.15 to 1.00
                   but less than 0.20
                   to 1.00                          0.75%

                   Equal to or greater
                   than 0.10 to 1.00
                   but less than 0.15
                   to 1.00                          0.625%

                   Less than 0.10 to
                   1.00                             0.50%


Each change in the Applicable Margin in accordance with this definition shall become effective on the first day of each Application Quarter. Notwithstanding anything in this Agreement to the contrary, and without limiting any of the other rights of the Agent and the Banks under this Agreement, if the Company shall have failed to deliver to the Agent the certificate of the chief financial officer of the Company as required under Section 5.1(d)(ii) or (iii) for any fiscal quarter of the Company prior to the first day of the second calendar quarter immediately following such fiscal quarter, then, until such time as the Company shall have delivered such certificate to the Agent, the "Applicable Margin" for such second following calendar quarter shall be determined based upon the assumption that the Relevant Ratio as of the end of such preceding fiscal quarter was equal to or greater than 0.30 to 1.00, and upon delivery of such certificate for such preceding fiscal quarter, the Applicable Margin shall be adjusted (if necessary) in accordance with this definition and the Relevant Ratio, subject to the other rights of the Agent and the Banks under this Agreement. Any change in the Applicable Margin with respect to any Eurodollar Rate Loan shall occur on the date determined in accordance with this definition of "Applicable Margin", regardless of the fact that such date may occur during the Eurodollar Interest Period with respect



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to such Eurodollar Rate Loan and that such date may not be the last day of such
Eurodollar Interest Period. In accordance with this definition, the Applicable Margin as of the Effective Date is 0.875%.

          "Assignment and Acceptance" shall have the meaning ascribed thereto in
Section 8.6.

          "Augmented Cash Flow" shall mean, for any period, the sum, without double counting, of (a) Cash and Cash Equivalents of the Company as of the end of such period, plus (b) the interest income of the Company for such period, plus (c) Net Tax Sharing Payments for such period, plus (d) Dividends Received or Receivable for such period, minus (e) all expenses of the Company on a nonconsolidated basis for such period.

          "Borrowing" shall mean the aggregation of Loans of the Banks to be made to the Company, or continuations and conversions of any Loans, made pursuant to Article II on a single date and, in the case of any Eurodollar Rate Loans, for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans and a "Floating Rate Borrowing" is a Borrowing comprised of "Floating Rate Loans."

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions in Chicago, Illinois.

          "Capital Expenditures" shall mean, with respect to any period, the Dollar amount of all gross expenditures (including the capitalized portion of obligations for such period under Capital Leases) made for fixed assets, real property, plant and equipment and all renewals thereof and improvements and replacements thereto (but not repairs thereof) and all other expenditures made or committed to be made during such period that are required to be capitalized in accordance with Generally Accepted Accounting Principles.

          "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such person.

          "Cash and Cash Equivalents" shall mean, as of any date, (a) cash that is then owned by the Company and (b) any of the following then owned by the
Company: (i) commercial paper of any United States issuer having a rating of P-1 (or the equivalent thereof) or higher then given by Moody's Investors Service, Inc. or A-1 (or the equivalent thereof) or higher then given by Standard & Poor's Ratings Group, (ii) direct obligations of, and obligations fully guaranteed by, the United States of America, and (iii) certificates of deposit of any commercial bank that is a member of the Federal Reserve System and that has capital, surplus and undivided profits (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, that each of the foregoing has a maturity date not later than 180 days after the date of acquisition thereof by the Company.

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          "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of voting stock of the Company, or (b) during any period of twenty-five (25) consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Company on the first day of each such period or (ii) subsequently became directors of the Company and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, to constitute a majority of the board of directors of the Company

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

          "Commitment" shall mean, with respect to any Bank, the commitment of such Bank to make Loans pursuant to Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the "Commitment Amount" for such Bank set forth next to the name of such Bank in the signature pages hereof (or, with respect to any Bank that becomes a party hereto pursuant to Section 8.6, set forth in such Bank's Assignment and Acceptance), as such amount may be reduced from time to time pursuant to Section 2.2.

          "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Worth" shall mean, as of any date, the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, minus the total liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

          "Contingent Liabilities" of any person shall mean, as of any date, all obligations of others for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance , funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.


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



          "Corporate Base Rate" shall mean a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

          "Cumulative Net Income" of any person shall mean, as of any date, the net income (after deduction for income and other taxes of such person, or its shareholders in the case of a corporation that has elected to be taxed as a Subchapter S corporation under the Code, determined by reference to income or profits of such person) for the period commencing January 1, 1997 through the end of the most recently completed fiscal quarter of such person (but without reduction for any net loss incurred for any fiscal quarter during such period), all as determined in accordance with Generally Accepted Accounting Principles

          "Default" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

          "Distributions on Trust Preferred Securities" shall mean, for any period (without duplication with respect to any other period), scheduled distributions paid, payable or accrued during such period by any Subsidiary Business Trust in respect of its Trust Preferred Securities.

          "Dividends Received or Receivable" shall mean, for any period, all cash dividends and other cash payments and distributions in respect of the capital stock of the Guarantors and any other direct Subsidiary of the Company from time to time, that were paid, or were authorized and otherwise available to be paid, to the Company during such period.

          "Dollars" and "$" shall mean the lawful money of the United States of America.

          "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

          "Environmental Laws" at any date shall mean all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

          "ERISA Affiliate"" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under
Section 414 of the Code.

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



          "Eurodollar Business Day" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one, two, three, six or twelve months thereafter, as the Company may elect under
Section 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one, two, three, six or twelve months thereafter, as the Company may elect under
Section 2.7, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

          "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

          (a) the Applicable Margin, plus

          (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which First Chicago offers to place deposits in Dollars, for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan to be made by First Chicago in its capacity as a Bank hereunder, with other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

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



          all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

          "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.

          "Event of Default" shall mean any of the events or conditions described in Section 6.1.

          "Federal Funds Effective Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds broker on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. Chicago time on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

          "First Chicago" shall mean The First National Bank of Chicago, in its individual capacity, and its successors.

          "Floating Rate" shall mean the per annum rate equal to the greater of
(a) the Corporate Base Rate in effect from time to time, and (b) the sum of one percent (1%) per annum plus the Federal Funds Effective Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Corporate Base Rate or Federal Funds Effective Rate, as the case may be.

          "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

          "Funded Debt" shall mean, as of any date, the sum of (a) all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, including, without limitation, the aggregate outstanding principal amount of the Loans and the obligations of the Company and its Subsidiaries under Capital Leases, but excluding Subordinated Debt, plus (b) 50% of the aggregate outstanding principal amount of all Indebtedness of APFC as of such date with respect to which the Company has any Contingent Liability; provided, however, that for purposes of determining the Applicable Commitment Fee Rate and the Applicable Margin from time to time, and only such purposes, the Indebtedness of APFC described in the foregoing clause (b) shall be excluded from Funded Debt.

          "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

          "Guarantors" shall mean AIH and TRG; and "Guarantor" shall mean any one of such Guarantors.

          "Guaranty" shall mean the Guaranty Agreement entered into by the Guarantors for the benefit of the Agent and the Banks in substantially the form of Exhibit D hereto, as amended or modified from time to time.

          "Indebtedness" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (d) all obligations of such person for the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan of such person or of any ERISA Affiliate, (g) Rate Hedging Obligations, (h) all obligations of such person evidenced by notes, acceptances, or other instruments, and (i) all obligations of others similar in character to those described in clauses (a) through (h) of this definition for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

          "Insurance Subsidiaries" shall mean AIC, RIC, Acceptance Indemnity Insurance Company, a Nebraska corporation, Phoenix Indemnity Insurance Company, an Arizona corporation, American Growers Insurance Company, a Nebraska corporation, Acceptance Casualty Insurance Company, a Texas Corporation, and any other direct or indirect Subsidiary of the Company now owned or hereafter acquired that writes insurance; and "Insurance Subsidiary" shall mean any one of the Insurance Subsidiaries.

          "Interest Expense" shall mean, for any period (without duplication with respect to any other period), all interest paid, payable or accrued during such period by the Company and its Subsidiaries on Indebtedness of the Company and its Subsidiaries, including, without limitation, all Indebtedness under this Agreement and the Notes, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

          "Interest Payment Date" shall mean (a) with respect to any Eurodollar Rate Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

          "Interest Period" shall mean any Eurodollar Interest Period.

          "Investment" of a Person shall mean any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership or other ownership interests, notes, debentures or other securities of any other Person made by such Person.

          "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

          "Loan" shall mean any loan under Section 2.4 evidenced by a Note and made pursuant to Section 2.1. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Eurodollar Rate Loan and such Loans are referred to herein as "types" of Loans.

          "Material Adverse Effect" shall mean a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries taken as a whole,
(ii) the ability of the Company or any Guarantor to perform its obligations under this Agreement, the Notes and the Security Documents, or (iii) the legality, validity or enforceability of this Agreement, any Note or any Security Document or the rights or remedies of the Agent or the Banks thereunder.

          "Maturity Date" shall mean May 31, 2002.

          "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

          "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

          "Net Tax Sharing Payments" shall mean, with respect to any period, the excess, if any, of the aggregate amount of payments received by the Company from its Subsidiaries under the Tax Sharing Agreement during such period over the aggregate amount of payments made by the Company to the Internal Revenue Service during such period.

          "Net Worth" of any person shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person.

          "Net Written Premiums" shall mean, with respect to any Subsidiary of the Company, such Subsidiary's gross written premiums less (a) returned premiums and (b) ceded reinsurance costs.

          "Non-Material Subsidiaries" shall mean The Major Group, Inc., a Florida corporation, and its subsidiaries formerly engaged in the real estate development business, so long as The Major Group, Inc. and each of such subsidiaries is not operating, has no assets and has no liabilities.

          "Note" shall mean any promissory note of the Company evidencing the Loans, in substantially the form annexed hereto as Exhibit A, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

          "Note Pledge Agreement" shall mean the Note Pledge Agreement entered into by the Company for the benefit of the Banks and the Agent pursuant to this Agreement in substantially the form of Exhibit F hereto, as amended or modified from time to time.

          "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" shall mean Liens permitted by Section 5.2(m) hereof

          "Person" or "person" shall include an individual, a corporation, an association, a partnership, a business trust or other trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

          "Plan" shall mean, with respect to any person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any

Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

          "Pledge Agreements" shall mean the Pledge Agreements entered into by the Company and each of the Guarantors for the benefit of the Banks and the Agent pursuant to this Agreement in substantially the form of Exhibit E-1, E-2 and E-3 hereto, respectively, as amended or modified from time to time; and "Pledge Agreement" shall mean any one of such Pledge Agreements.

          "Pledged Subsidiaries" shall mean the Guarantors, AIC and RIC, and any other Subsidiaries of the Company from time to time the capital stock of which is required to be pledged to the Agent for the benefit of the Banks pursuant to
Section 5.1(f).

          "Pledgors" shall mean each of the Company and the Guarantors; and "Pledgor" shall mean any one of the Pledgors.

          "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

          "Property" of a person shall mean any and all property, whether real, personal, tangible, intangible, or mixed, of such person, or other assets owned, leased or operated by such person.

          "Rate Hedging Agreement" shall mean any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange or swap agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

          "Rate Hedging Obligations" of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreements.

          "Reportable Event" shall mean a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

          "Required Banks" shall mean, at any time, Banks holding not less than
(i) 66 2/3% of the aggregate principal amount of the Loans then outstanding or
(ii) 66 2/3% of the Commitments if no Loans are then outstanding.

          "RIC" shall mean Redland Insurance Company, an Iowa corporation.

          "SAP" shall mean statutory accounting principles formulated by the NAIC and permitted under the laws of Nebraska or, with respect to any Insurance Subsidiary not incorporated under the laws of Nebraska, under the laws of such Subsidiary's place of incorporation.

          "Security Documents" shall mean, collectively, the Guaranty, the Pledge Agreements, the Note Pledge Agreement and all other related agreements and documents, including assignments separate from certificates, stock powers and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Loans.

          "Statutory Surplus" of any person shall mean the statutory surplus of such person computed in the manner required for page 3, column 1, line 25 of its annual statement of condition and affairs prepared in accordance with SAP.

          "Subordinated Debt" of any-person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Loans and other Indebtedness of such person to the Banks and the Agent in manner and by agreement satisfactory in form and substance to the Required Banks.

          "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof; provided that the terms "Subsidiary" and "Subsidiaries" shall not include the Non-Material Subsidiaries.

          "Subsidiary Business Trust" shall mean any statutory business trust, all the common beneficial interests in the assets of which are owned by the Company, and which is organized solely for the purpose of issuing Trust Preferred Securities the proceeds of which are borrowed by the Company from such trust in the form of Subordinated Debt with respect to which the interest rate and payment schedule matches the rate and schedule applicable to distributions on such Trust Preferred Securities.

          "Surplus Note" shall mean any instrument evidencing Indebtedness of any Insurance Subsidiary to the Company, the form, amount and issuance of which, the payment of and rate of interest on which, and any other aspects of which, have been approved, to the extent required or otherwise provided in the applicable statutes and regulations, at the time of issuance thereof by such Insurance Subsidiary's domiciliary state insurance commissioner or other applicable authority, and with respect to which all other then applicable required regulatory approvals have been obtained, including, without limitation, any such instrument designated as a "surplus note", "certificate of contribution", "surplus debenture" or "capital note", as prescribed by such jurisdiction.

          "Tax Sharing Agreement" shall mean the agreement dated April 12, 1990 among the Company and its Subsidiaries relating to the allocation of income taxes among them, as such agreement is in effect on the Effective Date, a copy of which is attached hereto as Exhibit G.

          "Termination Date" shall mean the earlier to occur of (a) the Maturity Date and (b) the date on which the Commitments shall be terminated pursuant to
Section 2.2 or 6.2.

          "Total Capitalization" shall mean, as of any date, the sum of (a) Consolidated Net Worth, plus (b) Subordinated Debt of the Company (other than Subordinated Debt owing to any Subsidiary Business Trust), plus (c) Funded Debt.

          "TRG" shall mean The Redland Group, Inc., an Iowa corporation.

          "Trust Preferred Securities" shall mean securities representing preferred beneficial interests in the assets of any Subsidiary Business Trust.

          "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

          1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Bank", "Banks", "Company", "Original Agent", "Original Bank", "Original Banks", "Original Credit Agreement" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                  ARTICLE II.
                         THE COMMITMENTS AND THE LOANS

          2.1 Commitments of the Banks. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Loans to the Company, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount of the Commitment of such Bank as of the date any such Loan is made.

          2.2  Termination and Reduction of Commitments.

               (a) Optional Termination or Reduction. The Company shall have the right to terminate or reduce the amount of the aggregate Commitments at any time and from time to time at its option, provided that (i) the Company shall give notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (ii) each partial reduction of the aggregate Commitments shall be in a minimum amount of $500,000 and in an integral multiple of $100,000, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Loan pursuant to Section 2.4 is then pending and
(iv) the Commitments may not be terminated if any Loans are then outstanding and may not be reduced below the principal amount of Loans then outstanding.

               (b) Scheduled Commitment Reductions. The aggregate amount of the Commitments shall automatically reduce on the dates, and in the respective amount for each such date, in accordance with the following chart:


        Date of Automatic Reduction                             Amount
        ---------------------------                             ------
        March 31, 1999                                          $2,500,000
        June 30, 1999                                           $2,500,000
        September 30, 1999                                      $2,500,000
        December 31, 1999                                       $2,500,000
        March 31, 2000                                          $2,500,000
        June 30,2000                                            $2,500,000
        September 30, 2000                                      $2,500,000
        December 31, 2000                                       $2,500,000
        March 31, 2001                                          $3,750,000
        June 30, 2001                                           $3,750,000
        September 30,2001                                       $3,750,000
        December 31, 2001                                       $3,750,000
        March 31, 2002                                          $3,750,000
        Maturity Date                                           Remaining amount
                                                                of Commitments

Each such reduction of the Commitments shall automatically occur in accordance with this Section 2.2(c) on each such date, regardless of the aggregate amount of the Commitments on each such date immediately prior to such reduction. Notwithstanding anything herein to the contrary, each mandatory reduction of the Commitments under Section 2.2(c) below shall decrease the amount of the scheduled reductions of the Commitments under this Section 2.2(b) as follows:
(i) 50% of each such mandatory reduction will decrease the amount of each of the scheduled quarterly reductions (including the final scheduled reduction on the Maturity Date) in inverse order of maturity and (b) 50% of each such mandatory reduction will decrease the amount of each of the remaining scheduled reductions (excluding the final scheduled reduction on the Maturity Date) on a ratable basis.

               (c) Mandatory Commitment Reductions. Immediately upon the sale or issuance by the Company or any of its Subsidiaries of any debt security or capital stock, securities exchangeable for or convertible into capital stock, other equity securities, warrants, rights or other options to purchase or otherwise acquire capital stock or other securities, the aggregate amount of the Commitments shall automatically reduce by the amount equal to 40% of the net proceeds thereof received by the Company or any of its Subsidiaries; provided that the requirements of this Section 2.2(e) shall not apply to the net proceeds in an aggregate amount up to $1,000,000 received by the Company from time to time after the Effective Date from the issuance and sale of stock pursuant to its employee stock purchase plan.

               (d) Proportionate Reductions; No Reinstatement. Each reduction of the aggregate amount of the Commitments pursuant to this Section 2.2 shall reduce the Commitments of all of the Banks proportionately in accordance with the respective Commitment Amount for each such Bank set forth in the signature pages hereof next of the name of each such Bank (or as set forth in such Bank's Assignment and Acceptance, as applicable). The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2 may not be reinstated.

          2.3  Fees.

               (a) Commitment Fee. The Company agrees to pay to each Bank a commitment fee on the daily average unused amount of such Bank's Commitment, for each calendar quarter during the period from the Effective Date to but excluding the Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate for such calendar quarter. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each June, September, December and March, commencing on the first such day occurring after the date hereof, and on the Termination Date.

               (b) Closing Fee. The Company further agrees to pay to each Bank a closing fee for this Agreement in the amount equal to .05% of the amount of each such Bank's Commitment. Such closing fees shall be payable on or prior to the Effective Date.

               (c) Agent's Fees. The Company further agrees to pay to the Agent such fees for arranging this Agreement and agency fees for its services as Agent under this Agreement in such amounts and on such schedule as may from time to time be agreed upon by the Company and the Agent.

          2.4  Disbursement of Loans.

               (a) The Company shall give the Agent notice of each requested Borrowing in substantially the form of Exhibit B hereto (with sufficient executed copies for each Bank) not later than 10:00 a.m. Chicago time (i) three Eurodollar Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as a Eurodollar Rate Borrowing, and (ii) on the date such Borrowing is requested to be made if such Borrowing is to be made as a Floating Rate Borrowing, which notice shall specify whether a Eurodollar Rate Borrowing or Floating Rate Borrowing is requested and, in the case of each requested Eurodollar Rate Borrowing, the Interest Period to be initially applicable to such Borrowing. The Agent shall as soon as practicable provide notice of such requested Borrowing to each Bank. The Company hereby directs and authorizes the Agent to disburse the proceeds of the initial Borrowing hereunder to the original Banks in amounts sufficient to repay all then existing Indebtedness of the Company and its Subsidiaries to the Original Banks under the Original Credit Agreement. The initial Borrowing hereunder shall be in an amount at least sufficient to make such repayment to the Original Banks. Subject to the terms and conditions of this Agreement, the remaining proceeds of the initial Borrowing and the proceeds of each subsequent Borrowing shall be made available to the Company by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company at the principal office of the Agent.

               (b) Each Bank, on the date any Borrowing is requested to be made, shall make its pro rata share of such Borrowing available in immediately available funds at the principal office of the Agent for disbursement to the Company. Unless the Agent shall have received notice from any Bank prior to the date such Borrowing is requested to be made under this Section 2.4 that such Bank will not make available to the Agent such Bank's pro rata portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Company, and such Bank and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Company by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the interest rate applicable to such Borrowing during such period. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of the related Borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Borrowing.

               (c) All Loans made under this Section 2.4 shall be evidenced by the Notes. All such Loans shall be due and payable and bear interest as provided in Article III. Each Bank is hereby authorized by the Company to record on the schedule attached to its Notes, or in its books and records, the date, and amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Loans under this
Section 2.4, prepay Loans pursuant to Section 3.1 and reborrow Loans under this
Section 2.4.

          2.5 Conditions for First Disbursement. The obligation of the Banks to make Loans for the first Borrowing hereunder is subject to receipt by the Agent of the following documents (in a sufficient quantity of originals for distribution to all the Banks, which distribution the Agent or its counsel shall make promptly after the Effective Date), and completion of the following matters, in form and substance satisfactory to the Agent:

               (a) Charter Documents. Certificates of recent date of the appropriate authority or official of the Company's and each Guarantor's state of incorporation (listing all charter documents of each such person on file in that office if such listing is available) and certifying as to the good standing and corporate existence of each such person together with copies of such charter documents of each such person, certified as of a recent date by such authority or of official and certified as true and correct as of the Effective Date by a duly authorized of fleer of each such person;

               (b) By-Laws and Corporate Authorizations. Copies of the by-laws of each of the Company and the Guarantors, together with all authorizing resolutions and evidence of other corporate action taken by each such person to authorize the execution, delivery and performance by it of this Agreement, the Notes and the Security Documents to which it is a party and the consummation by it of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each such person;

               (c) Incumbency Certificate. A certificate of incumbency of each of the Company and the Guarantors, containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of each such person in connection with this Agreement, the Notes and the Security Documents to which it is a party and the consummation by it of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each such person;

               (d) Notes. The Notes duly executed on behalf of the Company for all the Banks;

               (e) Security Documents. The Guaranty duly executed on behalf of the Guarantors, the Pledge Agreements duly executed on behalf of the Pledgors and the Note Pledge Agreement duly executed on behalf of the Company, granting to the Banks and the Agent the collateral intended to be provided pursuant to
Section 2. 10, together with the original certificates representing all shares of stock subject to the Pledge Agreements and an equal number of assignments separate from certificates executed in blank, and all original Surplus Notes existing on the Effective Date, endorsed in blank;

               (f) Legal Opinion. The favorable written opinion of Crosby, Guenzel, Davis, Kessner & Kuester, general counsel for the Company and the Guarantors, with respect to each of the matters set forth in Article IV (other than Sections 4.6, 4.7, 4.9, 4.10, 4.12, 4.13, 4.14 and 4.15), with respect to all existing Surplus Notes as described in Section 2.6(c), and as to such other matters as the Banks and the Agent may reasonably request;

               (g) Consents. Approvals. Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none is required, a certificate of such officer to that effect;

               (h) Fees. The payment in full, in immediately available funds, of all fees required to be paid by the Company under this Agreement on or before the Effective Date;

               (i) Termination of Original Credit Agreement. The Original Credit Agreement shall be terminated;

               (j) Subrogation and Contribution Agreement. A subrogation and contribution agreement substantially in the form of Exhibit H hereto by and among, and duly executed on behalf of, the Company and the Guarantors;

               (k) Pledged Subsidiary Good-Standing Certificates. Certificates of recent date of the appropriate authority or official of each Pledged Subsidiary's state of incorporation certifying as to the good standing and corporate existence of each such Pledged Subsidiary;

               (l) Adequacy of Reserves for 1996. A copy of an independent actuarial report, in form and substance satisfactory to the Agent, as to the adequacy of the reserves of the Insurance Subsidiaries for the 1996 calendar year;

               (m) Approval of American Agrisurance/AGIC Agreement. Evidence satisfactory to the Agent of all necessary regulatory approval for the American Agrisurance/AGIC Agreement; and

               (n) Other Documents and Matters. Such other documents, and the completion of such other matters, as the Agent may reasonably request.

          2.6 Further Conditions for Disbursement. The obligation of the Banks to make Loans for any Borrowing (including the first Borrowing), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

               (a) The representations and warranties contained in Article IV hereof and in the Security Documents shall be true and correct on and as of the date such Borrowing is made (both before and after such Borrowing is made) as if such representations and warranties were made on and as of such date;

               (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Borrowing is made (whether before or after such Borrowing is made); and

               (c) If any of the proceeds of such Borrowing will be used by the Company to make any loan or other advance of any nature to any Insurance Subsidiary, then, unless the Company shall have requested and received from the Required Banks, in writing, a waiver of such conditions precedent, the Company shall have caused such Insurance Subsidiary to issue to the Company one or more Surplus Notes in an aggregate principal amount not less than the amount of such loan or advance, and the Company shall have delivered to the Agent, in pledge under the Note Pledge Agreement, such Surplus Note(s) endorsed in blank, together with an opinion, rendered by counsel, and in form and substance, satisfactory to the Agent, to the effect that each such instrument is a "Surplus Note" as such term is defined in this Agreement and that each such Surplus Note constitutes a legal, valid and binding obligation of such Insurance Subsidiary, enforceable against such Insurance Subsidiary in accordance with its terms, and with respect to such other matters in connection therewith as the Agent may reasonably request.

The Company shall be deemed to have made a representation and warranty to the Banks at the time of each Borrowing to the effects set forth in clauses (a) and
(b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in Section 4.6 shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5. l(d).

          2.7 Subsequent Elections as to Borrowings. The Company may elect (a) to continue a Eurodollar Rate Borrowing, or a portion thereof, as a Eurodollar Rate Borrowing, or (b) to convert a Floating Rate Borrowing, or a portion thereof, to a Eurodollar Rate Borrowing, or (c) to convert a Eurodollar Rate Borrowing, or a portion thereof, to a Floating Rate Borrowing, in each case by giving notice thereof to the Agent (with sufficient executed copies for each Bank) in substantially the form of Exhibit C hereto not later than 12:00 noon Chicago time three Eurodollar Business Days prior to the date any such continuation of or conversion to a

Eurodollar Rate Borrowing is to be effective and not later than 12:00 noon Chicago time on the date such continuation or conversion is to be effective in all other cases, provided that, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurodollar Rate Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent shall as soon as practicable provide notice of such election to the Banks. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Borrowing, the Company shall be deemed to have elected to convert such Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing.

          2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a continuation of a Eurodollar Rate Borrowing as a Eurodollar Rate Borrowing, or a request for conversion of a Floating Rate Borrowing to a Eurodollar Rate Borrowing, (a) deposits in Dollars for periods comparable to the Interest Period elected by the Company are not available to one or more of the Banks in the London interbank market, (b) the Eurodollar Rate will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining the related Eurodollar Rate Borrowing or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, any Bank to make or fund the relevant Borrowing or to continue such Borrowing as a Borrowing of the then existing type or to convert a Borrowing to such a Borrowing, then the Company shall not be entitled, so long as such circumstances continue, to request a Borrowing of the affected type pursuant to Section 2.4 or a continuation of or conversion to a Borrowing of the affected type pursuant to
Section 2.7. In the event that such circumstances no longer exist, the Banks shall again consider requests for Borrowings of the affected type pursuant to
Section 2.4, and requests for continuations of and conversions to Borrowings of the affected type pursuant to Section 2.7.

          2.9 Minimum Amounts; Limitation on Number of Borrowings, Etc. Except for (a) Borrowings which exhaust the entire remaining amount of the Commitments, and (b) payments required pursuant to Section 3.1(c) or 3.7, each Borrowing and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of $2,500,000 and in an integral multiple of $100,000.

          2.10 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Company under this Agreement to the Banks and the Agent, the Guarantors shall execute and deliver to the Banks and the Agent the Guaranty, the Pledgors shall execute and deliver to the Banks and the Agent the Pledge Agreements pledging all capital stock of the Pledged Subsidiaries, and the Company shall execute and deliver to the Banks and the Agent the Note Pledge Agreement pledging all Surplus Notes.

                                ARTICLE III.
                   PAYMENTS AND PREPAYMENTS OF BORROWINGS

          3.1 Principal Payments and Prepayments.

               (a) Unless earlier payment is required under this Agreement, the Company shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Loans.

               (b) The Company may at any time and from time to time prepay all or a portion of the Borrowings, without premium or penalty, provided that (i) the Company shall have given not less than two Business Days' notice thereof to the Agent specifying the Loans or portion thereof to be so prepaid, and (ii) prepayment of any Eurodollar Rate Loan, or any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to Section 2.7, shall only be permitted if the Company shall have paid to the Banks, together with such prepayment of principal, all accrued interest to the date of payment on the Loans or portion thereof so prepaid and all amounts owing to the Banks under Section 3.8 in connection with such prepayment. Upon the giving of such notice, the aggregate principal amount of such Loans or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified prepayment date.

               (c) Notwithstanding any other provision of this Agreement or the Notes, immediately upon any reduction of the Commitments under Section 2.2, the Company shall prepay the Loans in an amount sufficient that, after giving effect to such prepayment, the aggregate outstanding principal amount of the Loans shall not be greater than the aggregate amount of the Commitments as so reduced.

          3.2 Interest Payments. The Company shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

               (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

               (b) During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

Notwithstanding the foregoing paragraphs (a) and (b), if the Required Banks shall so require at any time, the Company shall pay interest on demand by the Agent at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

          3.3 Payment Method.

               (a) All payments to be made by the Company hereunder will be made in Dollars and in immediately available funds to the Agent for the account of the Banks at its address set forth next to its name in the signature pages hereof not later than 2:00 p.m. Chicago time on the date on which such payment shall become due. Payments received after 2:00 p.m. Chicago time shall be deemed to be payments made prior to 2:00 p.m. on the next succeeding Business Day (or Eurodollar Business Day with respect to payments in respect of Eurodollar Rate Loans).

               (b) At the time of making each such payment, the Company shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of the Company to the Banks arising under this Agreement or otherwise.

               (c) On the day such payments are deemed received, the Agent shall remit to the Banks their pro rata shares of such payments in immediately available funds. In the event the Agent fails to so remit to the Banks their pro rata shares of such payments on the day such payments are deemed received, the Agent shall pay to the Banks interest on such amounts until paid at the Federal Funds Effective Rate. In the case of payments of principal and interest on any Borrowing, such pro rata shares shall be determined with respect to each such Bank by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing, and in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(c) and amounts payable to any Bank under Section 3.6, 3.7 or 3.8), such pro rata shares shall be determined with respect to each such Bank by the ratio which the Commitment of such Bank bears to the aggregate Commitments of all the Banks.

          3.4 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes levies, imposts, duties, fees, assessments or other charges are imposed, the Company will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, the Company will furnish to the Banks certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.

          3.5 Payment on Non-Business Day: Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement, including, without limitation, the commitment fees payable under Section 2.3(a) shall be made on the basis of a year of 365 or 366 days, as the case may be (or 360 days when determining the Eurodollar Rate), for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

          3.6 Additional Costs. (a) In the event that any applicable law, rule or regulation (whether domestic or foreign) or treaty or other international agreement now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall
(i) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of any Bank or the Agent by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which such Bank or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to any Bank of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by any Bank or the Agent, as the case may be, thereon, then the Company shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent such Bank or the Agent is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Company, shall be conclusive and binding for all purposes absent demonstrable error in computation.

               (b) In the event that any applicable law, rule or regulation (whether domestic or foreign) or treaty or other international agreement now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Company shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or the Agent reasonably determines to be applicable to the existence of such Bank's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Company, shall be conclusive and binding for all purposes absent demonstrable error in computation.

          3.7 Illegality and Impossibility. In the event that any applicable law, rule or regulation (whether domestic or foreign) or treaty or other international agreement now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Loan under this Agreement, the Company shall, upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.8, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day. Nothing in this
Section 3.7 shall prohibit the Company from, subject to the other terms and conditions of this Agreement, using the proceeds of any Borrowing of a type not then effected as contemplated by this Section 3.7 to make any repayment of any Borrowing of a type so effected as required under this Section 3.7.

          3.8 Indemnification.

               (a) If the Company makes any payment of principal with respect to any Eurodollar Rate Borrowing on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.1 (b), 3.1 (c), 3.7,
6.2 or otherwise), or if the Company fails to borrow any Eurodollar Rate Borrowing after notice has been given to the Banks in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Borrowing when due, the Company shall reimburse each Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Company, shall be conclusive and binding for all purposes absent demonstrable error in computation. Calculation of all amounts payable to any Bank under this Section 3.8 shall be made as though such Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Borrowing through the purchase of an underlying deposit in an amount equal to the amount of the Loan to be made by such Bank as part of such Borrowing in the relevant market and having a maturity comparable to the related Interest Period and through the transfer of such deposit to a domestic office of such Bank in the United States; provided, however, that each Bank may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.8.

               (b) Notwithstanding anything herein to the contrary, if, in connection with any mandatory reduction of the Commitments under Section 2.2(c), a prepayment of Eurodollar Rate Loans would otherwise be required under Section 3.1(c) (after prepayment of all Floating-Rate Loans) and the Company would otherwise be required to reimburse any of the Banks for any resulting losses or expenses under Section 3.8(a), the Company may elect to defer such prepayment of Eurodollar Rate Loans and deposit an amount equal to the amount of such required prepayment of Eurodollar Rate Loans into a special segregated cash collateral account to be held by the Agent for the benefit of the Banks as collateral security for the Company's obligations under this Agreement and the Notes, until the end of the relevant Interest Period(s) applicable thereto (but not longer than six months), at which time such cash collateral shall be applied to repay such Eurodollar Rate Loans, and the Company hereby authorizes and directs the Agent to apply such cash collateral to such repayment at such time.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Banks and the Agent that:

          4.1 Corporate Existence and Power. Each of the Company and the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. Each of the Company and the Guarantors has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, the Notes and the Security Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

          4.2 Corporate Authority. The execution, delivery and performance by the Company of this Agreement and the Notes, and the execution, delivery and performance by each of the Company and the Guarantors of the Security Documents to which it is a party, have been duly authorized by all necessary corporate action and are not in contravention of arty law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of any such person's charter or by-laws, or of any contract or undertaking to which any such person is a party or by which any such person or any of its property may be bound or affected.

          4.3 Binding Effect. This Agreement is, and the Notes and the Security Documents to which the Company or either Guarantor is a party when delivered thereunder will be, legal, valid and binding obligations of the Company or such Guarantor, as the case may be, enforceable against each such person in accordance with their respective terms.

          4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each such Subsidiary and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Security Documents to which it is a party and to engage in the transactions contemplated thereby. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule 4.4 hereto or disclosed in writing to the Agent and the Banks from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

          4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries or in any Material Adverse Effect and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

          4.6 Financial Condition. The consolidated and consolidating balance sheets of the Company and its Subsidiaries and the consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 1996 and (except for such consolidating statements) reported on by Deloitte & Touche, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, as of or for the three-month period ended on March 31, 1997, copies of which have been furnished to the Banks, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There is no material Contingent Liability of the Company or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto.

          4.7 Use of Loans. The Company will use the proceeds of the Loans to refinance all existing Indebtedness of the Company and its Subsidiaries to the Banks and for the Company's general corporate purposes. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Security Document that may cause the Loans to be deemed secured, directly or indirectly, by margin stock.

          4.8 Consents. Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including, without limitation, any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents.

          4.9 Taxes. The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any such Subsidiary.

          4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet referenced in Section 4.6 or delivered pursuant to 5.1(d) of this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets

(including, without limitation, the collateral subject to the Security Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by the Company or any such Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

          4.11 ERISA. The Company, its Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Company, any of its Subsidiaries or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, its Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Notes and the Security Documents does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan of the Company, its Subsidiaries or their ERISA Affiliates.

          4.12 Disclosure. No report or other information furnished in writing by or on behalf of the Company or any of its Subsidiaries to any Bank or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or report or statement or other information furnished to any Bank or the Agent by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to the Company or any of its Subsidiaries which materially and adversely affects, or which in the future may (so far as the Company can now foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Banks by or on behalf of the Company in connection with the transactions contemplated hereby.

          4.13 Environmental Matters. The Company and each of its Subsidiaries is in compliance with all Environmental Laws in jurisdictions in which the Company or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. No demand, claim, notice, action, administrative proceeding investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or has held an interest or any past or present operation of the Company or any such Subsidiary. Neither the Company nor any of its Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, (c) knows of any basis for any such investigation, notice or violation, or (d) owns or operates, or has owned or operated, property which appears on the United States National Priority List or any other governmental listing which identifies sites for remedial clean-up or investigator actions.
No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law.

          4.14 Integrated Operation. The Company, the Guarantors and the other Subsidiaries of the Company are engaged as an integrated group in the insurance business. The integrated operation requires financing on such a basis that credit is supplied to the Company for the continued successful operation of the integrated group as a whole, and each of the Guarantors has requested the Banks to make credit available to the Company for the purpose of financing the integrated operations of the Company, the Guarantors and the other Subsidiaries of the Company, with each of such entities expecting to derive benefit, directly or indirectly, from the credit extended by the Banks to the Company, both in each entity's separate capacity and as a member of the integrated group, in as much as the successful operation and condition of each such entity is dependent upon the continued successful performance of the functions of the integrated group as a whole.

          4.15 American Agrisurance/AGIC Agreement. All necessary regulatory approvals for the execution, delivery and performance of the American Agrisurance/AGIC Agreement by the parties thereto have been obtained and are in full force and effect.

          4.16 Material Adverse Change. Since December 31, 1996, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could have a Material Adverse Effect.

          4.17 Material Agreements. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default could have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing Indebtedness.

                                   ARTICLE V.
                                   COVENANTS

          5.1 Affirmative Covenants. The Company covenants and agree that, until the Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

               (a) Preservation of Corporate Existence. Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

               (b) Compliance with Laws. Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or any of its Subsidiaries.

               (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and to maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 5.1 (c).

               (d) Reporting Requirements. Furnish to the Agent (with a copy for each of the Banks) the following:

                    (i) Promptly and in any event within three calendar days after becoming aware of the occurrence of (A) any Default or Event of Default,
(B) the commencement of any material litigation against, by or affecting the Company, or any of its Subsidiaries, and any material developments therein, (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely, in the reasonable judgment of the Company, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise of the Company or any of its Subsidiaries, a statement of the chief financial officer of the Company setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                    (ii) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the chief financial officer of the Company stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 5.2(a), (b), (c), (d), (e), (f) and (g) is in conformity with the terms of this Agreement;

                    (iii) As soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidating and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Deloitte & Touche, or other independent certified public accountants of comparable standing selected by the Company, with respect to such consolidated statements, which report shall be without qualifications unacceptable to the Required Banks, and which audit report shall be directed to the Banks, and shall provide that the client representation of such accountants extends to the Banks, together with a certificate of the chief financial officer of the Company stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 5.2(a), (b), (c), (d), (e), (f) and (g) is in conformity with the terms of this Agreement;

                    (iv) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of AIC and RIC, the quarterly statement of the condition and affairs of each such company, including all schedules of investments, all in reasonable detail and duly certified by the chief financial officer of the Company as having been prepared in accordance with SAP;

                    (v) As soon as available and in any event within 90 days after the end of each Insurance Subsidiary's fiscal year, the annual statement of the condition and affairs of each such Insurance Subsidiary, including all schedules of investments, all in reasonable detail and duly certified by the chief financial officer of the Company as having been prepared in accordance with SAP;

                    (vi) Promptly after the sending, filing or receipt thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof, or with the NAIC or other regulators, and all reports, notices, inquiries and other material documents received by the Company or any of its Subsidiaries from the NAIC or other regulators;

                    (vii) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company, its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of the Company setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan;

                    (viii) Promptly and in any event within 10 days after receipt, a copy of any management letter or comparable analysis prepared by the auditors of the Company or any of its Subsidiaries;

                    (ix) As soon as available and in any event not later than June 30th of each year, the annual certification for such year as to the adequacy of loss reserves for each Insurance Subsidiary; and

                    (x) Promptly such other information respecting the business, properties, operations, or condition, financial or otherwise, of the Company or any of its Subsidiaries as the Agent (whether on behalf of itself or any Bank) may from time to time request.

               (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and SAP and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its directors, officers, employees and independent auditors, and by this provision the Company hereby authorizes such persons to discuss such affairs, finances and accounts with any Bank or the Agent.

               (f) Additional Collateral. Promptly execute and deliver, or cause to be executed and delivered, additional Security Documents, within 30 days after request therefor by the Agent, sufficient to pledge to the Agent for the benefit of the Banks and the Agent any and all direct equity interests of the Company or either Guarantor in any Insurance Subsidiaries acquired after the Effective Date, including, without limitation, those acquired by the Company pursuant to a merger permitted under Section 5.2(h), and promptly deliver to the Agent, in pledge under the Note Pledge Agreement, all Surplus Notes acquired by the Company after the Effective Date, endorsed in blank, together with an opinion of counsel with respect thereto as described in SECTION 2.6(c). The Company shall notify the Agent in writing (with sufficient copies for the Banks), within 10 days after the occurrence thereof, of any event or condition that may require additional action of any nature in order to comply with this
Section 5.1 (f) or to create or preserve the effectiveness and perfected status of the liens and security interests of the Banks and the Agent with respect to the collateral described in Section 2.10, including, without limitation, any after-acquired collateral of such type. This Section 5.l(f) shall not affect the obligations of the Company or rights of the Banks under Section 5.2(h).

               (g) Further Assurances. Execute and deliver, or cause to be executed and delivered, within 30 days after request therefor by the Agent all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks and the Agent under, this Agreement, the Notes and the Security Documents.

          5.2 Negative Covenants. Until the Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Required Banks shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries to:

               (a) Augmented Cash Flow Coverage Ratio. Permit or suffer the ratio of Augmented Cash Flow, determined as of the last day of any fiscal quarter of the Company for the period of four fiscal quarters then ended, to Adjusted Debt Service, determined as of the last day of such fiscal quarter, to be less than 1.50 to 1.00.

               (b) Funded Debt to Total Capitalization. Permit or suffer the ratio of Funded Debt to Total Capitalization to be (i) greater than 0.35 to 1.00 at any time on or after the Effective Date to but excluding December 31, 2001 or
(ii) equal to or greater than 0.25 to 1.00 on December 31, 2001 or at any time thereafter.

               (c) Maximum Operating Leverage. Permit or suffer the ratio of (i) the Net Written Premiums of any Insurance Subsidiary to (ii) the Statutory Surplus of such Subsidiary, as of the end of any fiscal quarter of such Subsidiary, to be greater than 3.00 to 1.00, in each case determined for the period of four fiscal quarters of such Insurance Subsidiary then ended.

               (d) Net Worth. Permit or suffer the consolidated Net Worth of the Company and its Subsidiaries at any time to be less than the sum of (i) $190,000,000 plus (ii) 50% of the consolidated Cumulative Net Income of the Company and its Subsidiaries for the period commencing January 1, 1997.

               (e) Investments. Loans and Advances. Make or suffer to exist any Investments or commitments therefor (including, without limitation, Investments in Subsidiaries of the Company), other than Investments that (i) are in accordance with the investment policies of the Company and its Subsidiaries as set forth in Exhibit I to this Agreement, including any nonmaterial amendments and modifications thereof from time to time (the "Investment Policies"), and are in accordance with all provisions of law, statutes, rules and regulations, including, without limitation, state insurance regulations, applicable to the Company or any of its Subsidiaries, and (ii) with respect to the Company and its Subsidiaries other than Insurance Subsidiaries, without limiting the requirements of the foregoing clause (i), also meet the following requirements: no Investments or commitments therefor shall be made or suffered to exist, except (1) Cash and Cash Equivalents, (2) Investments in Subsidiaries of the Company, excluding Non-Material Subsidiaries, (3) Investments in existence on the Effective Date as described in Schedule 5.2(e) hereto and (4) other Investments in an aggregate amount not exceeding $5,000,000 at any time; provided that no such Investment allowed under the foregoing clauses (1)-(4) may be made or committed for at any time that any Default or Event of Default shall have occurred and be continuing or if any Default or Event of Default or Material Adverse Effect would result therefrom.

               (f) Quality of Reinsurers. Permit or suffer (i) with respect to all reinsurance other than crop reinsurance referred to in clause (ii) below, at any time greater than 10% (based upon the then Dollar amount of ceded risk) of all contracts for reinsurance purchased by the Company and its Subsidiaries to be with reinsurers having a rating of less than A- as determined by A.M. Best Company (or the ISI equivalent for European reinsurers), or (ii) with respect to crop reinsurance (both hail and multi-peril) owned by the Company and its Subsidiaries, any material change in the quality of such reinsurance.

               (g) NAIC Ratio Requirements. Permit or suffer any of the Subsidiaries of the Company to at any time be outside the recommended range for more than four of the NAIC ratio tests (other than excess capital contributions).

               (h) Merger; Acquisitions; Etc. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any action having a similar effect, nor enter into any joint venture or similar arrangement with any other person; provided that, subject to the provisions of Section 5.1(f), so long as no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default under any other provision of this Agreement or Material Adverse Effect would result therefrom, this Section 5.2(h) shall not prohibit (i) any such purchases or acquisitions (A) in which the total consideration paid or exchanged therefor is capital stock of the Company or capital stock of any Subsidiaries of the Company not subject to a Pledge Agreement or (B) with respect to which the aggregate Indebtedness incurred or assumed by the Company and its Subsidiaries does not exceed $5,000,000 or (C) by AIH and TRG (or, following a merger of the Guarantors into the Company, by the Company) from AIC and RIC of the capital stock of Phoenix Indemnity Insurance Company and American Growers Insurance Company, respectively, or (ii) the merger of one or both of the Guarantors into the Company.

               (i) Disposition of Assets. Sell, lease, license, transfer, assign or otherwise dispose of all or a material portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than sales in the ordinary course of business of securities owned by the Company or any of its Subsidiaries for investment purposes, provided that this Section 5.2(i) shall not prohibit the sale by AIC or RIC to AIH and TRG, respectively (or to the Company), of the capital stock of Phoenix Indemnity Insurance Company and American Growers Insurance Company as contemplated under Section 5.2(h).

               (j) Nature of Business. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

               (k) Stock of Subsidiaries. Sell, pledge (other than pursuant to the Pledge Agreements), create a security interest in or otherwise encumber, dispose of or transfer any shares of capital stock of any of its Subsidiaries; nor issue any additional shares of capital stock.

               (l) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                    (i) The Loans and other Indebtedness to the Banks hereunder;

                    (ii) Indebtedness in aggregate outstanding principal amount not exceeding $500,000 which is secured by one or more Liens permitted by
Section 5.2(m)(vi);

                    (iii) Indebtedness of any Subsidiary of the Company owing to the Company or to any Guarantor;

                    (iv) Unsecured current Indebtedness constituting obligations for the unpaid purchase price of goods, property or services in aggregate outstanding principal amount not exceeding $500,000 incurred in the ordinary course of business (A) to a seller of inventory purchased for sale in the ordinary course of business of the Company or any of its Subsidiaries, (B) to a seller of other property used in the business of the Company or any of its Subsidiaries or (C) to a provider of services to the Company or any of its Subsidiaries;

                    (v) Subordinated Debt of the Company or any of its Subsidiaries, provided that (A) no such Subordinated Debt shall be created if any Default or Event of Default shall have occurred and be continuing or any Default or Event of Default under any other provision of this Agreement or Material Adverse Effect would result therefrom, (B) no Subordinated Debt of the Company shall be owing to any Subsidiary of the Company other than a Subsidiary Business Trust, and (C) any such Subordinated Debt of the Company owing to any Subsidiary Business Trust shall (1) be for borrowed money in an aggregate principal amount not in excess of the proceeds of Trust Preferred Securities issued by such Subsidiary Business Trust, (2) bear interest at a rate and subject to a payment schedule that matches the rate and payment schedule applicable to distributions on such Trust Preferred Securities and (3) have a scheduled maturity date after the Maturity Date;

                    (vi) Contingent Liabilities of the Company and its Subsidiaries in respect of standby letters of credit in an aggregate amount not greater than $5,000,000 at any time issued for the account of the Company in the ordinary course of the Company's business;

                    (vii) The other Indebtedness described in Schedule 5.2(1) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted; and

                    (viii) Rate Hedging Obligations of the Company under any Rate Hedging Agreement with a Bank party to this Agreement pursuant to which the Company swaps its floating interest rate exposure with respect to the Loans for a fixed rate; provided that such Rate Hedging Agreement takes into account all scheduled reductions of the Commitments under Section 2.2(b).

               (m) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                    (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                    (ii) Liens (other than any Lien imposed by ERISA or any Environmental Law) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a material adverse effect on the business or operations of the Company or any of its Subsidiaries and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                    (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

                    (iv) Liens created pursuant to the Security Documents and Liens expressly permitted by the Security Documents;

                    (v) Each Lien described in Schedule 5.2(m) hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal thereof shall be permitted;

                    (vi) Any Lien created to secure payment of a portion of the purchase price of any tangible fixed asset acquired by the Company or any of its Subsidiaries, or payments under any Capital Lease for the lease of any tangible fixed asset leased by the Company or any of its Subsidiaries, may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price of such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens, plus the capitalized amount of all such Capital Leases does not exceed $500,000, provided that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary;

                    (vii) Liens in favor of the Company or any of the Guarantors as security for Indebtedness permitted by Section 5.2(l)(iii); and

                    (viii) The interest or title of a lessor under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder are not delinquent.

               (n) Contingent Liabilities. Create, incur, assume, or in any manner become liable in respect of, or suffer to exist, any Contingent Liabilities, other than (i) Contingent Liabilities permitted under Section 5.2(l)(vi) and 5.2(l)(viii), (ii) Contingent Liabilities under the APFC Debt Guaranty; provided that the principal indebtedness guaranteed by the Company under the APFC Debt Guaranty shall not exceed $25,000,000, and (iii) Contingent Liabilities of the Company in respect of Distributions on Trust Preferred Securities.

               (o) Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its subsidiaries of its obligations in connection therewith.

               (p) Dividends and Other Restricted Payments. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of it capital stock other than (i) such dividends, payments or other distributions to the extent payable solely in shares of the capital stock of the Company or to the extent payable to the Company by a Subsidiary of the Company, and (ii) provided that no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default under any other provision of this Agreement or Material Adverse Effect would result therefrom, (A) repurchases of small odd lots of the Company's stock, provided that the aggregate amount of the payments made after the Effective Date in connection with such odd lot repurchases does not exceed $2,000,000, and (B) Distributions on Trust Preferred Securities.

               (q) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

               (r) Payments and Modification of Subordinated Debt. Make any optional payment, prepayment or redemption of any Subordinated Debt, nor amend or modify, or consent or agree to any amendment or modification, which would shorten any maturity or increase the amount of any payment of principal or increase the rate (or require earlier payment) of interest on any such Subordinated Debt, nor amend any agreement under which any Subordinated Debt is issued or created or otherwise related thereto, nor enter into any agreement or arrangement providing for the defeasance of any Subordinated Debt.

               (s) Tax Sharing Agreement. Permit or suffer the Tax Sharing Agreement to be amended or modified or any provision thereof to be waived, or permit or suffer any Subsidiary of the Company to enter into any other tax sharing arrangement.

               (t) Negative Pledge Prohibition. Enter into any agreement with any person (other than pursuant to this Agreement) that prohibits the Company or any of its Subsidiaries from acting to, or in any way limits the ability of the Company or any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any capital stock of any Insurance Subsidiary.


                                 ARTICLE VI.
                                   DEFAULT

          6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 8.1:

               (a) Nonpayment. The Company shall fail to pay when due any principal of or interest on the Notes or any fees or any other amount payable hereunder; or

               (b) Misrepresentation. Any representation or warranty made by the Company in Article IV hereof or in any Security Document or any other certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) Certain Covenants. The Company shall fail to perform or observe any term, covenant or agreement contained in Article V hereof; or

               (d) Other Defaults. The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in the Security Documents, and any such failure shall remain unremedied for 15 calendar days after notice thereof shall have been given to the Company by the Agent (or such longer period of time as may be specified in such Security Document); or

               (e) Cross Default. The Company or any of its Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $500,000; or if the Company or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such

Indebtedness was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to accelerate the maturity of such indebtedness, whether or not such failure to perform shall be waived by the holders (or a trustee) of such Indebtedness; or

               (f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $2,000,000 shall be rendered against the Company or any of its Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Security Document, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

               (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of the Company, or any of its Subsidiaries or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company, or any of its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any of its Subsidiaries or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any of its Subsidiaries or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, any of its Subsidiaries or any of their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any of its Subsidiaries or any of their ERISA Affiliates, or any Plan of the Company, any of its Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Company, any of its Subsidiaries or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any of its Subsidiaries or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company, any of its Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Company, any of its Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

               (h) Insolvency, Etc. The Company or any of its Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or such Subsidiary and is being contested by the Company or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or any of the Insurance Subsidiaries shall become subject to (A) any delinquency, receivership, conservation, supervisory, seizure, rehabilitation or liquidation proceedings or order, directive or mandate issued by any governmental authority or (B) any other order, directive or mandate issued by any governmental authority, which in either case shall remain undismissed or unstayed for a period of 10 days; or

               (i) Security Documents. Any event of default described in any Security Document shall have occurred and be continuing, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding and enforceable against any obliger thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor shall deny that it has any or further liability or obligation thereunder, or any material provision thereof shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby; or

               (j) Key Management. The Chief Executive Officer of the Company as of the date hereof shall cease for any reason to serve actively in such position, whether by reason of death, disability, resignation, action of the Company's Board of Directors or shareholders or otherwise; or

               (k) Regulatory Action. The Company or any of the Insurance Subsidiaries shall be prohibited by any state board, commission, department, agency, authority or other regulatory body from issuing insurance policies in any jurisdiction; or

               (l) Maintenance of Catastrophic Reinsurance. The Company or any of the Insurance Subsidiaries shall fail to maintain such catastrophic reinsurance as a prudent insurance company would deem necessary; or

               (m) Chance in Control.   Any Change in Control shall occur; or

               (n) Distributions on Trust Preferred Securities. Any Subsidiary Business Trust shall fail to make any Distributions on Trust Preferred Securities when due.

          6.2  Remedies.

               (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may and, upon being directed to do so by the Required Banks, shall by notice to the Company terminate the Commitments or declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or both, whereupon the Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, or both, as the case may be, provided that in the case of any event or condition described in Section 6.1(h) with respect to the Company, the Commitments shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

               (b) The Agent may and, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes or any Security Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or any Security Document or in aid of the exercise of any power granted in this Agreement, the Notes or any Security Document.

               (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company under this Agreement. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

                                ARTICLE VII.
                           THE AGENT AND THE BANKS

          7.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Company shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company.

          7.2 Agent and Affiliates. First Chicago in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. First Chicago and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Subsidiaries as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

          7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes and the Security Documents), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Banks and may request instructions from the Required Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks (or all of the Banks, as the case may be, in accordance with the requirements of this Agreement), which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, the Notes, the Security Documents or applicable law.

          7.4 Reliance bv Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereof to the Banks.

          7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any Security Document, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Company, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, the Notes, any Security Document or any other instrument or document furnished in connection herewith.

          7.7 Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement, the Notes or the Security Documents or any other documents referred to or provided for herein or to inspect the properties or books of the Company and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of the Agent or any of its affiliates.

          7.8 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Company, but without limiting any obligation of the Company to make such reimbursement), ratably according to the respective principal amounts of the Loans then outstanding made by each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however' that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company, but without limiting the obligation of the Company to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

          7.9 Successor Agent. The Agent may resign as such at any time upon ten days' prior written notice to the Company and the Banks. In the event of any such resignation, the Banks shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the retiring Agent may appoint a temporary successor to act until such appointment by the Banks is made and accepted or if no such temporary successor is appointed as provided above by the retiring Agent, the Banks shall thereafter perform all the duties of the Agent hereunder until such appointment by the Banks is made and accepted. Any successor to the Agent shall execute and deliver to the Company and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Company and the retiring Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such retiring Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

          7.10 Sharing of Pavments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Loans and other obligations (or if no Loans are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participations in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Company agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Loan or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent shall engage in any other transactions with the Company and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

          7.11 The Co-Agents. Notwithstanding anything in this Agreement to the contrary, none of the Co-Agents, in such capacity, shall have any rights, powers, duties, responsibilities or obligations, provided that each of Comerica Bank, First National Bank of Omaha and First Bank, N.A., in its capacity as a Bank, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not a Co-Agent.

                                ARTICLE VIII.
                                MISCELLANEOUS

          8.1  Amendments, Etc.

               (a) This Agreement may be amended from time to time and any provision hereof may be waived by the parties hereto. No such amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Company and the Required Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes, or any fees or other amount payable hereunder, (ii) amend, extend or terminate the Termination Date or the respective Commitment of any Bank or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of
Section 7.10 or the definition of Required Banks or any provision of this Agreement requiring the consent of all of the Banks, (iii) provide for the release of any guaranty or discharge of any collateral subject to any Security Document, or (iv) modify any other provision of this Agreement which by its terms requires the consent of all of the Banks.

               (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any of the Banks are in default under this Agreement, the Commitments and Loans of such defaulting Banks shall be disregarded.

          8.2 Notices. (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company at Suite 600 North, 222 S. 15th Street, Omaha, Nebraska, 68102, Attention: William J. Gerber, Facsimile No.
(402) 345-9190, Telephone No. (402) 344-8800, and to the Agent and the Banks at the respective addresses for notices set forth on the signatures pages hereof, or to such other address as may be designated by the Company, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, (ii) if sent by telex, upon receipt of the appropriate answerback, or (iii) if sent by facsimile transmission, upon condonation of receipt by telephone at the number specified for confirmation, provided, however, that notices to the Agent shall not be effective until received.

               (b) Notices by the Company to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Borrowings pursuant to Section 2.4, and requests for continuations or conversions of Borrowings pursuant to Section 2.7 shall be irrevocable and binding on the Company.

               (c) Any notice to be given by the Company to the Agent pursuant to Sections 2.2, 2.4 or 2.7 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in the manner provided in Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

          8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement, the Notes or any Security Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, the Notes or any Security Document or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement, any Security Document, irrespective of the occurrence or continuance of any Default or Event of Default.

          8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company made herein or in any Security Document or in any certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company set forth in Sections 3.6, 3.8 and 8.5 hereof shall survive the repayment in full of the Notes and the termination of the Commitments.

          8.5  Expenses; Indemnification.

               (a) The Company agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Messrs. Dickinson, Wright, Moon, Van Dusen & Freeman, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the Security Documents and in connection with advising the Agent as to its rights and responsibilities with respect thereto, (ii) the reasonable fees of counsel to the Agent in connection with any amendments, waivers or consents in connection therewith, (iii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes or the Security Documents (or the verification of filing, recording, perfection or priority thereof) or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iv) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement, the Notes or any Security Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

               (b) The Company hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Company shall not be required to indemnify any such Bank and the Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be.

          8.6  Successors and Assigns.

               (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior written consent of the Banks, assign its rights or obligations hereunder or under the Notes or any Security Document and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Company.

               (b) Any Bank may, with the prior written consent (which shall not be unreasonably withheld) of the Company, sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Bank's rights and benefits under this Agreement, the Notes and the Security Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Company under
Section 3.6, 3.8 and 6.2(c) as it or they would have had if such participant or participants were such Bank making the Loans to the Company hereunder, provided, however, that (i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank, or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

               (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes, any Security Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Company and the Guarantors provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

               (d) Each Bank may, with the prior written consent (which shall not be unreasonably withheld) of the Agent and the Company, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of such Bank under this Agreement with respect to its Commitment and Loans and otherwise, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, the amount of the Commitments of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as to which the Company and the Agent may consent, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit J hereto (an "Assignment and Acceptance"), together with the Note subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Bank may without the consent of the Company or the Agent, and without paying any fee, assign to any Affiliate of such Bank that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

               (e) BY executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

               (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

               (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, and consented to by the Agent and the Company, if applicable, together with the Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the aggregate Commitment retained by it hereunder. Such new Note(s) shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

               (h) The Company shall not be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 8.6.

               (i) The Banks may, in connection with any participation or assignment or proposed participation or assignment pursuant to this Section 8.6, disclose to the participant or assignee or proposed participant or assignee any information relating to the Company and its Subsidiaries.

               (j) Notwithstanding any other provision set forth in this Agreement, (i) if any Event of Default shall have occurred and be continuing, the consent of the Company shall not be required for any sale of a participation interest under Section 8.6(b) or assignment under 8.6(d), and (ii) any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

          8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          8.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Company and the Banks further agree that any legal or equitable action or proceeding with respect to this Agreement, the Notes or any Security Document or the transactions contemplated hereby may be brought in any court of the State of Illinois, or in any court of the United States of America sitting in Illinois, and the Company and the Banks hereby submit to and accept generally and unconditionally the jurisdiction of those courts with respect to its person and property, and, in the case of the Company, irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address for notices pursuant to Section 8.2. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company and the Banks hereby irrevocably waive any objection to the laying of venue of any such action or proceeding in the above described courts.

          8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.


          8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking,

 .

such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

          8.11 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Company and the Agent and the Banks, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company under this Agreement, the Notes or any Security Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement, the Notes or any Security Document in any other jurisdiction.

          8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

          8.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or any Security Document, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any Security Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Banks and the Agent have been paid in full.

          8.14 WAIVER OF JURY TRIAL. THE BANKS AND THE AGENT AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER ANY BANK OR THE AGENT NOR THE COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A

JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

[This rest of this page intentionally left blank. Signature blocks begin on next page.]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 6th day of June, 1997, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By: [SIG]
                                        -------------------------------
                                      Its:  VP
                                          -----------------------------

Commitment Amount: $25,000,000      THE FIRST NATIONAL BANK OF
                                    CHICAGO, as a Bank and as Agent

                                    By:
                                       --------------------------------

                                       Its:  Vice President

                                       Address for Notices:

                                       One First National Plaza
                                       Mail Suite 0085
                                       Chicago, Illinois 60670-0085

                                       Attention: Cynthia W. Priest

                                       Facsimile No.: (312) 732-4033
                                       Facsimile Confirmation No.:(312) 732-9565

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 6th day of June, 1997, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.

                                                ACCEPTANCE INSURANCE
                                                COMPANIES INC.

                                                By:
                                                   ---------------------------

                                                   Its:
                                                       -----------------------
Commitment Amount: $25,000,000                  THE FIRST NATIONAL BANK OF
                                                CHICAGO, as a Bank and as Agent

                                                By: /s/ Cynthia W. Priest
                                                   ---------------------------
                                                   Its: Vice President

                                                Address for Notices:

                                                One First National Plaza
                                                Mail Suite 0085
                                                Chicago, Illinois 60670-0085

                                                Attention: Cynthia W. Priest

                                                Facsimile No.: (312) 732-4033
                                                Facsimile Confirmation No.:
                                                (312) 732-9565

Commitment Amount:  $22,000,000                   COMERICA BANK

                                                  By: [sig]
                                                     -------------------------

                                                     Its: Vice President

                                                  Address for Notices:

                                                  Comerica Bank
                                                  One Detroit Center
                                                  500 Woodward Avenue
                                                  P.O. Box 75000
                                                  Detroit, Michigan 48226

                                                  Attention: Jeffrey M. Schuman

                                                  Facsimile No.: (313) 222-5759
                                                  Facsimile Confirmation No.:
                                                  (313) 222-9167

Commitment Amount: $16,000,000                    FIRST NATIONAL BANK OF OMAHA

                                                  By:
                                                     -------------------------

                                                     Its: Vice President

                                                  Address for Notices:

                                                  First National Bank of Omaha
                                                  One First National Center
                                                  Omaha, Nebraska 68102

                                                  Attention: James P. Bonham

                                                  Telex No.: 484410
                                                  Answerback: FIRSTNATBK-OMA
                                                  Facsimile No.: (402) 633-3519
                                                  Facsimile Confirmation No.:
                                                  (402) 341-0500

Commitment Amount:  $22,000,000      COMERICA BANK

                                     By:
                                        -------------------------

                                     Its: Vice President

                                     Address for Notices:

                                     Comerica Bank
                                     One Detroit Center
                                     500 Woodward Avenue
                                     P.O. Box 75000
                                     Detroit, Michigan 48226

                                     Attention: Jeffrey M. Schuman

                                     Facsimile No.: (313) 222-5759
                                     Facsimile Confirmation No.: (313) 222-9167

Commitment Amount: $16,000,000       FIRST NATIONAL BANK OF OMAHA


                                     By: /s/ J. P. Bonham
                                        ---------------------------------

                                        Its: Vice President
                                     Address for Notices:

                                     First National Bank of Omaha
                                     One First National Center
                                     Omaha, Nebraska 68102

                                     Attention: James P. Bonham

                                     Telex No.: 484410
                                     Answerback: FIRSTNATBK-OMA
                                     Facsimile No.: (402) 633-3519
                                     Facsimile Confirmation No.: (402) 341-0500

Commitment Amount: $ 15,000,000      FIRST BANK, N.A.

                                     By: [SIG]
                                         -----------------------
                                     Its:  Sr. Vice President

                                     Address for Notices:

                                     First Bank, N.A.
                                     1700 Farnam
                                     Omaha, Nebraska 68102

                                     Attention: Lawrence F. Uebner

                                     Facsimile No.: (402) 348-6841
                                     Facsimile Confirmation No.: (402) 348-6294

Commitment Amount:$12,000,000        WELLS FARGO BANK, NATIONAL
                                     ASSOCIATION

                                     By:
                                        ------------------------
                                        Its: Vice President

                                     Address for Notices:


                                     Wells Fargo Bank, National Association
                                     Corporate Lending Division
                                     100 W. Washington Boulevard
                                     Phoenix, Arizona 85003

                                     Attention: John Helms

                                     Facsimile No.: (602) 229-4409
                                     Facsimile Confirmation No.: (602) 528-6633

Commitment Amount: $15,000,000      FIRST- BANK, N.A.

                                    By:
                                    -------------------------

                                    Its: Vice President

                                    Address for Notices:

                                    First Bank, N.A.
                                    1700 Farnam
                                    Omaha, Nebraska 68102

                                    Attention: Lawrence M. Uebner

                                    Facsimile No.: (402) 348-6841
                                    Facsimile Confumation No.: (402) 348-6294

Commitment Amount: $12,000,000      WELLS FARGO BANK,NATIONAL
                                    ASSOCIATION

                                    By:  [SIG]
                                        ---------------------

                                       Its: Vice President

                                    Address for Notices:

                                    Wells Fargo Bank, National Association
                                    Corporate Lending Division
                                    100 W. Washington Boulevard
                                    Phoenix, Arizona 85003

                                    Attention: John Helms

                                    Facsimile No.: (602) 229-4409
                                    Facsimile Confirmation No.: (602) 528-6633

Commitment Amount: $10,000,000        MERCANTILE BANK, N.A.

                                      By:     [SIG]
                                          -------------------------------------

                                          Its: Vice President

                                      Address for Notices:

                                      Mercantile Bank N.A.
                                      One Mercantile Center
                                      7th & Washington, Tram 12-3
                                      St. Louis, Missouri 63101

                                      Attention: Joseph L. Sooter, Jr.

                                      Facsimile No.: (314) 425-3859
                                      Facsimile Confirmation No.: (314) 425-2462



                                      -60-